EXHIBIT 99.1

TrueBlue to Acquire SeatonCorp

Acquisition is a Strategic Expansion of TrueBlue’s Workforce Solutions

PeopleScout, Staff Management | SMX, StudentScout and Australia-based HRX to become TrueBlue Outsourcing Solutions Group

TACOMA, WASH. -TrueBlue, Inc. announced today that it has agreed to purchase privately held SeatonCorp, adding complementary outsourcing solutions such as high-volume employee recruitment, managed services provider and strategic outsourced workforce management to its leading specialized staffing and onsite workforce management offerings. The acquisition makes TrueBlue the largest industrial staffing firm in the U.S.

“This is a combination of two great companies that share the same purpose of putting people to work and changing lives,” TrueBlue CEO Steve Cooper said.  “Together, we can do more to get people to work and help businesses be more productive by handling all their employment sourcing, recruiting, screening, and workforce management needs.”

Chicago-based Seaton is the leading recruiting and outsourcing provider through its PeopleScout, HRX, Staff Management | SMX, and StudentScout brands. Its clients include many of the world’s most recognizable brands in a broad range of industries such as airline, financial services, retail, manufacturing, and transportation.

PeopleScout and Australia-based HRX specialize in recruitment process outsourcing, which involves large-scale recruitment of full-time employees for clients. Staff Management | SMX is an outsourced workforce management provider that recruits and manages contingent employees on site at clients’ facilities. StudentScout provides outsourcing services supporting the admissions process of colleges and universities.

Cooper emphasized that after the transaction closes it will be business as usual for PeopleScout, HRX, Staff Management | SMX, and StudentScout customers and that they can expect the same great service from the combined company. Current Seaton CEO Patrick Beharelle will become President and COO of TrueBlue Outsourcing Solutions, a new group that will include PeopleScout, HRX, Staff Management | SMX, and StudentScout. Each service line will continue to report to Beharelle and be led by its current executive team. The group will remain based in Chicago.

TrueBlue’s existing service lines, which offer specialized staffing services including on-demand general labor, skilled labor, aviation mechanics and truck drivers, will comprise TrueBlue Staffing Solutions. This group will stay based at TrueBlue’s Tacoma headquarters and will continue to serve a broad customer base in the construction, manufacturing, transportation, aviation, waste, hospitality, retail, and renewable energy industries. President and COO of TrueBlue Staffing Solutions Wayne Larkin will lead the group.

“We are looking forward to being an important part of the TrueBlue team and are committed to ensuring clients continue to receive the world-class service that has led to nearly 100 percent client retention over the past four years,” Beharelle said. “Joining with TrueBlue significantly increases our ability to serve customers, offer additional services, and do more to put people on the job.”

New Markets Provide Opportunities for Growth

“The use of recruitment process and workforce management outsourcing is growing quickly. Adding PeopleScout and Staff Management dramatically expands TrueBlue’s ability to provide these services to customers and also adds to the company’s long-term growth potential,” Cooper said. The international presence of PeopleScout, HRX and Staff Management | SMX also opens new markets to TrueBlue.

“We’re excited we can join with this industry leader, which pioneered outsourcing high-volume recruiting and workforce management, and with their talented employees,” Cooper said. “This partnership accelerates our strategy of driving growth by adding new services that can help our customers be more productive.

“It’s a great fit, and we intend to ensure that they will continue to do exactly what has made them so valuable to their clients. We are also looking forward to making these outsourcing services more accessible to customers who have relied on TrueBlue for their staffing needs.”

Transaction Details

TrueBlue is paying approximately $310 million in cash to acquire Seaton from Leeds Equity Partners, a New York-based private equity firm, subject to working capital adjustments. The purchase price is comprised of a combination of cash on hand and a new credit facility to be entered into prior to closing the transaction. The transaction is expected to close early in the third quarter of 2014 following required regulatory review. Upon closing, TrueBlue’s pro forma 2013 revenue increases by $600 million to approximately $2.3 billion.

Robert W. Baird served as the exclusive financial advisor and K&L Gates served as legal counsel to TrueBlue on this transaction.

Future Outlook

For the second quarter of 2014, TrueBlue estimates revenue in the range of $451 million to $457 million and net income per diluted share for the quarter of $0.22 to $0.26 which includes $0.06 of non-recurring costs related to the acquisition of Seaton.

A presentation on Seaton, including financial information and expected results, was included in an 8-K filed today and posted on our website at www.trueblue.com

About SeatonCorp:
Seaton is a leading outsourcing and recruiting company that operates under the Staff Management | SMX, PeopleScout, HRX, and StudentScout service lines. Seaton was recognized as America's #1 job creator among privately held companies by Inc. Magazine. In 2013, Seaton screened over 4.3 million candidates and recruited more than 250,000 employees into permanent jobs in more than 70 countries. The company was founded in 1988.

About TrueBlue:
TrueBlue (NYSE: TBI) is a leading staffing provider that helps over 130,000 businesses be more productive through easy access to dependable temporary labor. TrueBlue provides specialized staffing solutions and onsite workforce management to industries that include construction, manufacturing, transportation, aviation, waste, hospitality, retail, renewable energy and more. Repeatedly recognized as one of Forbes Magazine’s “Most Trustworthy Companies” for its accounting and governance practices, TrueBlue connects approximately 375,000 people to work annually across the U.S., Canada and Puerto Rico. Learn more about TrueBlue at www.trueblue.com.

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include the expected completion of the acquisition, the time frame in which this will occur, the expected benefits of the acquisition and the expected financial performance of TrueBlue following the acquisition and statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are the occurrence of any event, change or other circumstances that could give rise to the termination of the acquisition agreement, the risk that the closing conditions, including regulatory approval, may not be satisfied, risks related to disruption of management time from ongoing business operations due to the acquisition and failure to realize the benefits expected from the acquisition. Examples of additional factors can be found in our most recent filings with the Securities Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts:
Derrek Gafford, EVP & CFO
253-680-8214

Stacey Burke, VP of Corporate Communications
253-680-8291